EXHIBIT 10.16

                               LETTER OF AGREEMENT

This is an agreement between B&D Productions and Gold Recording and Publishing Company. This agreement will begin on May 30, 1999 and expire on May 30, 2001.

Platinum and Gold Recording and Publishing Company has agreed to one CD, "Stolen Goods" and "A Woman for All Seasons" vocalist Betty Dickson.

Platinum and Gold Recording and Publishing Company will create a commercial to market "Stolen Goods" and "A Woman for All Seasons" on television through 1-800 numbers. Major and small recording labels will receive a roster of states, times and networks the commercial will air. Platinum and Gold Recording and Publishing Company's best efforts will hopefully achieve a record label contract for Betty Dickson. Platinum and Gold Recording and Publishing Company will be responsible for all expenses incurred for cost of commercials, printing of CD's and cassettes.

B&D Productions through licensing masters of "Stolen Goods" and "A Woman for All Seasons", authorizes Platinum and Gold Recording and Publishing Company to print CD's and cassettes for marketing on TV 1-800 numbers and Platinum and Gold Recording and Publishing Company's website Platinum-Gold.com.

B&D productions will receive $1.00 for each album sold through any advertising vehicle Platinum and Gold Recording and Publishing Company produces and uses. If and when a recording contract is accepted, B&D productions will pay Platinum and Gold Recording and Publishing Company, a finder's fee of 20% of contract.

In witness whereof, the parties hereto, intending to be legally bound, have executed this agreement.

PLATINUM AND GOLD PUBLISHING AND RECORDING COMPANY

by: Louise A.  Cavell, President
/s/ Louise A.  Cavell                          Date: 2-22-00
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B & D PRODUCTIONS
by: Betty Dickson
/s/ Betty Dickson                              Date: 02-22-00
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by: Delores Davies
/s/ Delores Davies                             Date: 2/22/00
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